Exhibit 32

CERTFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES OXLEY ACT OF 2002

The undersigned executive officers of Cordia Bancorp Inc. (the “Company”) hereby certify that this Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 (the “Report’) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by this report.

Date: August 19, 2015	/s/ Jack Zoeller
Jack Zoeller
Chairman and Chief Executive Officer
(principal executive officer)

Date: August 19, 2015	/s/ Mark Severson
Mark Severson
Chief Financial Officer
(principal financial officer)